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                                                                      EXHIBIT 99
                                    [FRONT]

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.



                              INVESTORS BANK CORP.
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints __________________, _________________ and
_________________, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock, $.01 par value, of Investors Bank Corp. held of record by the undersigned on ________ __, 1995 at the special meeting of stockholders to be held on __________, 1995, or any adjournment thereof.

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                                     [BACK]


[x]  Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal #1.


1. Proposal to approve and adopt an Agreement and Plan of Reorganization and a Plan of Merger, each dated as of August 21, 1994, that provide for, among other things, the merger of Investors Bank Corp. with and into Firstar Corporation of Minnesota, a wholly owned subsidiary of Firstar Corporation.

     [ ]   FOR                   [ ]   AGAINST               [ ]   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                        Please sign exactly as name(s) appears
                                        to the left.  When shares are held by
                                        joint tenants, both should sign.  When
                                        signing as attorney, as executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.


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                                        SIGNATURE(S)                     DATE